Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about April 16, 1998) pertaining to the 1998 Non-Qualified Stock Option Plan of Mid Atlantic Medical Services, Inc. of our report dated February 25, 1998, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                        Ernst & Young LLP





Washington, D.C.
April 14, 1998